Exhibit 1.1

PACCAR FINANCIAL CORP.

Medium-Term Notes, Series R

DISTRIBUTION AGREEMENT

November 7, 2024

To the several Agents

who are signatories hereto

Ladies and Gentlemen:

PACCAR Financial Corp., a Washington corporation (the “Company”), proposes to issue from time to time its Medium-Term Notes, Series R (the “Securities”) to be issued pursuant to the indenture, dated as of November 20, 2009 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor in interest to The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). This Distribution Agreement (the “Agreement”) provides both for the sale of Securities by the Company directly to purchasers through the Agents, in which case the Agents will act as agents of the Company in soliciting Security purchasers, and (as may from time to time be agreed to by the Company and the Agents) to the Agents as principals for resale to purchasers. Additional terms of any sale of Securities to the Agents as principals will be set out in a Terms Agreement (as hereinafter defined) relating to such sale, all as more fully provided herein.

Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Securities directly to investors on its own behalf or to one or more underwriters for resale to the public, the Company hereby (i) appoints the Agents as agents of the Company for the purpose of soliciting purchases of the Securities from the Company by others, (ii) agrees that it will sell Securities only to or through the Agents or other agents appointed from time to time by the Company pursuant to agreements having terms not more favorable to such agents or the Company than the terms and conditions of this Agreement and (iii) agrees that whenever the Company determines to sell Securities directly to the Agents as principals for resale to others, it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof.

SECTION 1. Representations and Warranties.

(a) The Company represents and warrants as of the date hereof (unless otherwise set forth below), as of the time of each acceptance by the Company of any offer for the purchase of any Securities (whether to an Agent as principal or through an Agent as agent) (each such time being an “Applicable Time”), as of the date of each delivery of the Securities (the date of each such delivery to an Agent as principal or through an Agent as agent is referred to as a “Settlement Date”), and as of any time that the Registration Statement (as defined below) or the Prospectus (as defined below) shall be amended or supplemented, and as of the times referred to in Sections 6(a), 6(b) and 6(c) hereof (each of the times referenced above is referred to herein as a “Representation Date”), as follows:

(i) The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-[•]) which provides for the registration of the Securities, under the Securities Act of 1933, as amended (the “Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Act (the “Rules and Regulations”), and the Company has filed such post-effective amendments thereto as may be required prior to any acceptance by the Company of an offer for the purchase of Securities. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(ii) Such registration statement (as so amended, if applicable) is referred to herein as the “Registration Statement”; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplement and pricing supplement relating to the offering of Securities), in the form furnished to the Agents for use in connection with the offering of the Securities, is herein called the “Prospectus;” provided, however, that all references to the “Registration Statement,” the “Prospectus” and the “preliminary prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A “preliminary prospectus” shall be deemed to refer to any prospectus, any prospectus supplement and/or pricing supplement used before the acceptance by the Company of an offer for the purchase of Securities which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(iii) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Rules and Regulations (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer”, as defined in Rule 405 of the Rules and Regulations (“Rule 405”), and has not been and is not an “ineligible issuer” as defined in Rule 405; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”; and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to the use of the automatic shelf registration statement form.

(iv) The Registration Statement became effective upon filing under Rule 462(e) of the Rules and Regulations (“Rule 462(e)”) on November 7, 2024, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(v) At the respective times that the Registration Statement and each amendment thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission (the “Annual Report on Form 10-K”)) became effective, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) of the Rules and Regulations and at each Representation Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations of the Commission under the Trust Indenture Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(vi) The Prospectus and each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, when so filed, complied or will comply in all material respects with the Rules and Regulations; each preliminary prospectus and the Prospectus delivered to the Agents for use in connection with the offering of Securities are identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and at the date hereof, at the date of the Prospectus and at each Representation Date, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii) Any offer that is a written communication relating to the Securities made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Rules and Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and such offer otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) made available by the Company for use by the applicable Agent(s) as of the Applicable Time and the applicable Final Term Sheet (as defined in Section 3(d) hereof), if any, relating to the offering of the Securities, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer

Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that constitutes a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means (i) the prospectus relating to various securities of the Company, including the Securities, that is included in the Registration Statement and (ii) the prospectus supplement relating to the Securities and any preliminary pricing supplement relating to the Securities of a particular series.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Agents as described in Section 3(k), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use therein.

(viii) The Company is not in violation of its corporate charter or bylaws; except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, the Company is not in default in the observance or performance of any obligation, agreement, indenture or instrument, except for any such default or defaults that would not, singly or in the aggregate, reasonably be expected to result in a material adverse change in the business, properties, financial condition, results of operations, management or prospects of the Company. The execution, delivery and performance of this Agreement and any applicable Terms Agreement, the Indenture and the Securities, and compliance by the Company with the provisions of the Securities and the Indenture, have been duly authorized by all necessary corporate action and will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default in the observance or performance of, any agreement, indenture or instrument, or result in a violation of the corporate charter or bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or its properties, the effect of which conflict, lien, charge, encumbrance, default or violation would result in a material adverse change in the business, properties, financial condition, results of operations, management or prospects of the Company or on the Company’s ability to perform its obligations under, and consummate the transactions contemplated by, this Agreement, the Indenture or the Securities. Except as required by the Act, the Trust Indenture Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, any applicable Terms Agreement and the Indenture or in connection with the sale of Securities hereunder, the failure to obtain which consent, authorization or order or make which filing or registration would result in a material adverse change in the business, properties, financial condition, results of operations, management or prospects of the Company or on the Company’s ability to perform its obligations under, and consummate the transactions contemplated by, this Agreement, the Indenture or the Securities. The Company has no subsidiaries within the meaning of Rule 405 of the Rules and Regulations.

(ix) From the dates as of which information is given in the Registration Statement, General Disclosure Package and the Prospectus, and except as described therein (a) there has not been any material adverse change in the business, properties, financial condition, results of operations, management or prospects of the Company, (b) there has been no material transaction entered into by the Company other than those in the ordinary course of business, (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock, except as disclosed in the financial statements incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package and (d) there has been no amendment to the support agreement between the Company and PACCAR Inc (“PACCAR”) as amended and restated on June 19, 1989.

(x) Ernst & Young LLP, whose report appears in the Company’s Annual Report on Form 10-K, which is incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, is an independent registered public accounting firm as required by the Act and the Rules and Regulations.

(xi) The Indenture has been validly authorized, duly executed and delivered by the Company, and constitutes a legally binding obligation of the Company enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, other laws relating to creditors’ rights generally or by general equity principles and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States).

(xii) When the Securities are offered for sale pursuant hereto and to any applicable Terms Agreement, they will have been validly authorized for issuance and sale pursuant to this Agreement or such Terms Agreement and, upon delivery and payment therefor as provided in this Agreement, any applicable Terms Agreement and the Indenture will be validly issued and outstanding, and will constitute legally binding obligations of the Company enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to creditors’ rights generally or by general equity principles and except further as enforcement thereof may be limited by requirements that a claim with respect to any Securities payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States); the Securities will be in a form previously certified to the Agents and contemplated by the Indenture and entitled to the benefits of the Indenture.

(xiii) The descriptions of the Securities and the Indenture contained in the Prospectus and the General Disclosure Package fairly present the information required with respect thereto in all material respects.

(xiv) PACCAR has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware; and the Company has been duly incorporated, is validly existing, and is active under the laws of the State of Washington, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify and be in good standing would materially adversely affect its business or financial condition, and has the power and authority necessary to own or hold its properties and to conduct the business in which it is presently engaged.

(xv) Except as described in the General Disclosure Package and the Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company which might result in any material adverse change in the financial condition, results of operations, business, property or prospects of the Company or which is required to be disclosed in the Registration Statement and the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which its assets, properties or operations are the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, may not reasonably be expected to result in a material adverse change in the business, properties, financial condition, results of operations, management or prospects of the Company or on the Company’s ability to perform its obligations under, and consummate the transactions contemplated by, this Agreement, the Indenture or the Securities.

(xvi) The financial statements filed as part of or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present, and will present as of each applicable Representation Date, fairly, the financial condition and results of operations of the Company, at the dates and for the periods indicated therein, and have been, and will be as of each applicable Representation Date, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xvii) The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been, and will be as of each applicable Representation Date, prepared by the Company in conformity in all material respects with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder; and such documents have been, or will be as of each applicable Representation Date, timely filed as required thereby.

(xviii) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in any prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act, as the case may be.

(xix) All the authorized, issued and outstanding capital stock of the Company has been duly authorized, is validly issued, fully paid and non-assessable and is owned, of record and beneficially, by PACCAR, free and clear of any mortgage, pledge, lien, claim or encumbrance, except as described in the General Disclosure Package and the Prospectus.

(xx) The Company has all licenses for the conduct of its business which the failure to have would have a material adverse effect on the business of the Company and all licenses are valid and in full force and effect; and the Company has not received any notice of proceedings relating to the revocation or modification of such licenses which, singly or in the aggregate, if subject to an unfavorable decision, would result in an adverse effect.

(xxi) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxii) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory in violation of such Sanctions. The Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of such Sanctions.

(xxiii) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxiv) The Medium-Term Note program under which the Securities are issued (the “Program”), as well as the Securities, are rated A1 by Moody’s Investors Service and A+ by Standard & Poor’s, or such other rating as to which the Company has most recently notified the Agents pursuant to Section 3(e) hereof.

(xxv) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Securities.

(xxvi) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(xxvii) (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) that has materially compromised or impaired the IT Systems and Data; (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of, any event or condition that would result in any security breach or incident, unauthorized access or disclosure or other compromise that would materially compromise or impair the IT Systems and Data; and (C) the Company and its subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data that are reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Any certificate signed by any officer of the Company and delivered to an Agent or to its counsel in connection with an offering of Securities or the sale of Securities to an Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby.

SECTION 2. Agents.

(a) Solicitations as Agent. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Company, to use reasonable efforts to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus. The Agents shall not appoint sub-agents. The Agents are authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Securities purchased by the Agents as principal for resale to others, and the Agents may allow any portion of the discount they have received in connection with such purchases from the Company to such brokers or dealers.

The Agents shall offer the Securities at such times, in such amounts and maturities and at such rates of interest as the Company shall authorize, but the Company shall not approve the solicitation of purchases of Securities in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Securities registered pursuant to the Registration Statement. The Agent will have no responsibility for maintaining records with respect to the aggregate principal amount of Securities sold, or of otherwise monitoring the availability of Securities for sale under the Registration Statement. The Agents shall furnish a copy of the Prospectus to each offeree to the extent required by the Act. The Agents shall not offer to sell to or solicit offers to buy from any person in any state or jurisdiction otherwise than in conformity with the Blue Sky Memorandum referred to in Section 4.

The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Securities, commencing at any time, for a period of time or permanently. Promptly after receipt of telephonic, or written notice from the Company, the Agents will suspend solicitation of purchases of the Securities from the Company until such time as the Company has advised them that such solicitation may be resumed. Following any such notice, until such time as the Company shall notify the Agents, telephonically or in writing, to recommence solicitation of purchases of the Securities, the Company shall not be required to comply with the requirements of Sections 6(b), 6(c) and 6(d) hereof. Promptly after providing telephonic or written notice to the Agents to recommence such solicitation, the Company shall provide to the Agents such certificates, opinions and letters as generally described in Sections 6(b), 6(c) and 6(d) as the Agents may reasonably request or as may be specified in any applicable Terms Agreement.

Promptly upon the closing of the sale of any Securities, the Company agrees to pay the appropriate Agent a commission (or allow such Agent a discount) in the currency in which such Securities are denominated equal to a percentage of the principal amount of each of the Securities sold by the Company as a result of a solicitation made by such Agent during the term of this Agreement as set forth in Schedule A hereto, or such other amount as shall be agreed between the Company and such Agent and set forth in the pricing supplement relating to such Securities.

The Agents are authorized to solicit orders for the Securities in such denominations (in U.S. dollars or in another currency), upon such terms and at such prices as the Company shall authorize and shall be set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Securities. Unless otherwise specifically authorized, the Agents shall solicit orders only for the purchase of Securities (i) at 100 percent of their principal amount and (ii) denominated in U.S. dollars in the amount of $1,000 or any integral multiple of $1,000. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as Agent. The Company shall have the sole right to accept offers to purchase the Securities and may in its absolute discretion reject any such offer in whole or in part. The Company shall have no liability to any Agent for any commission for its rejection of any offer or its failure to consummate any sale. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer to purchase the Securities received by it in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

(b) Purchases as Principal. Each sale of Securities to an Agent as principal shall be made in accordance with the terms contained herein and (unless the Company and the Agent shall otherwise agree) in a separate agreement which will provide for the sale of such Securities to, and the purchase and reoffering thereof by, the Agent. Each such separate agreement (which may be an oral agreement) between an Agent and the Company is herein referred to as a “Terms Agreement.” Unless the context otherwise requires, each reference contained herein to “this Agreement” shall be deemed to include any applicable Terms Agreement between the Company and an Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent’s commitment to purchase Securities as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify (i) the principal amount of Securities to be purchased by such Agent pursuant thereto, (ii) the price to be paid to the Company for such Securities (which shall be at a discount, if any, as specified in a Terms Agreement), (iii) the time and place of delivery of and payment for such Securities, (iv) any provisions relating to the rights of and any default by any broker or dealer acting together with such Agent in the reoffering of the Securities, and (v) such other provisions (including further terms of the Securities) as may be mutually agreed upon. The Agents may utilize a selling or dealer group in connection with the resale of the Securities purchased and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto. Such Terms Agreement shall also specify the requirements for the stand-off agreement, officer’s certificate, opinions of counsel and comfort letter pursuant to Sections 3(l), 5(b), 5(c), 5(d), 5(f) and 5(g) hereof.

Securities to be purchased by an Agent as principal are herein called the “Purchased Securities.” Purchased Securities will be represented by a global certificate (the “Book-Entry Securities”) registered in the name of the depositary (the “Depositary”) specified in the Prospectus or by certificates issued in definitive form (the “Certificated Securities”). Delivery of Certificated Securities shall be made to the Agent and delivery of Book-Entry Securities shall be made to the Trustee as agent for the Depositary for the account of the Agent, in either case, against payment by the Agent of the purchase price to or upon the order of the Company in the funds specified in the applicable Terms Agreement. Certificated Securities shall be registered in such names and in such denominations as the Agent may request not less than two full business days prior to the applicable Closing Date (as defined below). The Company will have Certificated Securities available for inspection, checking and packaging by the Agent in the city in which delivery and payment is to occur, not later than 2:00 p.m., New York City time, on the business day prior to the applicable Closing Date.

If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Securities from the Company as principal and one or more of such Agents shall fail on the Closing Date to purchase the Securities which it or they are obligated to purchase (the “Defaulted Securities”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(a)

if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents on the Closing Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

(b)

if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents on the Closing Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

(c) Administrative Procedures. Administrative procedures respecting the sale of Securities shall be agreed upon from time to time by the Agents and the Company (the “Procedures”). The several Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures.

(d) Closing Date. The documents required to be delivered by Section 5 hereof shall be delivered at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, on the date hereof or, with respect to any particular Agent, such other date and time as such Agent and the Company may agree upon in writing (the “Closing Date”).

(e) Other Debt Securities. Nothing contained herein, other than Section 3(l) hereof, shall limit the right of the Company to authorize and issue debt securities, including medium-term notes other than the Securities, under the Indenture or otherwise.

(f) Reliance. The Company and the Agents agree that any Securities the placement of which the Agents arrange shall be placed by the Agents, and any Securities purchased by an Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 3. Covenants of the Company.

The Company covenants and agrees:

(a) To furnish promptly to each Agent upon request a signed copy of the Registration Statement as filed with the Commission and each amendment or supplement thereto, and a copy of the General Disclosure Package and each Prospectus with respect to the Securities filed with the Commission, including all supplements thereto and all documents incorporated therein by reference, and all consents and exhibits filed therewith. The Registration Statement and each amendment thereto and the Prospectus and each amendment and supplement thereto so furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) To deliver promptly to each Agent such number of the following documents as each Agent may reasonably request: (i) conformed copies of the Registration Statement (excluding exhibits other than the Indenture and this Agreement), (ii) the General Disclosure Package and Prospectus with respect to the Securities, and (iii) any documents incorporated by reference in any Prospectus with respect to the Securities (excluding exhibits).

(c) To file with the Commission, during any period in which any Prospectus is required by law to be delivered in connection with sales of the Securities, any amendment or supplement to the Registration Statement, any new registration statement or any Prospectus that is required by the Act or the Rules and Regulations, and all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(d) Prior to filing with the Commission during any period in which the Prospectus is required by law to be delivered in connection with sales of Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act) (i) any amendment or supplement to the Registration Statement and any new registration statement, (ii) any Prospectus or any amendment or supplement thereto, or (iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to the counsel for the Agents and to allow the Agents and counsel for the Agents a reasonable opportunity to comment thereon and, between the date of delivery of any

Terms Agreement and the Settlement Date with respect to such Terms Agreement, not to file any such document to which the applicable Agent reasonably objects. Unless otherwise notified by the Agents, the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of an offering of Securities, in form and substance satisfactory to the Agents, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business within two days following the date such final terms are established.

(e) To advise each Agent promptly (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to or covering the Securities becomes effective, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for an amendment or supplement to the Registration Statement or the filing of any new registration statement or any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge by the Commission to the accuracy or adequacy of any document incorporated by reference in any Prospectus or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement, (v) of receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, (vi) of the occurrence of any event which causes the Registration Statement or such new registration statement or the General Disclosure Package or any Prospectus to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and (vii) of any change in the rating assigned by any nationally recognized statistical rating organization (“NRSRO”) to the Program or any debt securities (including the Securities) of the Company, or the public announcement by any NRSRO that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by an NRSRO of its rating of the Program or any such debt securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus (including, without limitation, any pricing supplement) transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus (including, without limitation, any pricing supplement). The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(f) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations (including, if applicable, by updating the “Calculation of Filing Fee Tables” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or as an exhibit to a prospectus filed pursuant to Rule 424(b)).

(g) To make generally available to its security holders, as soon as practicable but in no event later than 90 days after each twelve-month period identified below, an earnings statement (in form complying with the provisions of Section 11(a) of the Act, which need not be certified by independent certified public accountants unless required by the Act or the Rules and Regulations) covering the twelve-month period beginning not later than the first day of the fiscal quarter next following each date which (i) under Section 11(a) of the Act and the Rules and Regulations is an effective date of the Registration Statement for purposes of said Section 11(a), and (ii) is not later than the last sale hereunder; provided that such delivery requirement shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act and the rules and regulations promulgated by the Commission thereunder.

(h) So long as any of the Securities are outstanding, to furnish to each Agent not later than the time the Company makes the same generally available to others, copies of all reports and financial statements furnished by the Company to any securities exchange on which the Securities are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder to the extent that such reports and financial statements are not publicly available on EDGAR.

(i) To endeavor, in cooperation with the Agents, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as we may agree upon and to maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business as a foreign corporation in any jurisdiction where it is not already so qualified, to file any general consent to service of process, or to subject itself to taxation in any jurisdiction where it is not already subject to taxation. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

(j) To prepare, with respect to any Securities to be sold through or to the Agents pursuant to this Agreement, a pricing supplement with respect to such Securities in a form previously approved by the Agents and to file the Prospectus, including such pricing supplement pursuant to Rule 424(b) (or any rule succeeding or replacing such rule) under the Act within the time periods required therein.

(k) Subject to Section 3(d), if at any time during the term of this Agreement any event shall occur or any condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus or the General Disclosure Package in order that the Prospectus or the General Disclosure Package will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus or the General Disclosure Package is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either of such counsel, to amend or supplement the Registration Statement or the Prospectus or the General Disclosure Package or to file a new registration statement in order to comply with the requirements of the Act or the Rules and Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Securities in the Agents’ capacity as agents and to cease sales of any Securities the Agents may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the Commission such amendment or supplement or a new registration statement, whether by filing documents pursuant to the Exchange Act, the Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, any new registration statement and Prospectus or the General Disclosure Package comply with such requirements. The Company shall not be required to comply with the provisions of this subsection during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Securities in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Securities as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Securities should be resumed or shall subsequently enter into a new Terms Agreement with the Agents. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) If provided in a Terms Agreement, between the date of such Terms Agreement and the Settlement Date with respect to such Terms Agreement, to not offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Securities that are to be sold pursuant to such Terms Agreement and commercial paper for other short-term debt with an original maturity of 270 days or less in the ordinary course of business) without such Agent’s prior consent.

(m) To use the net proceeds received by it from the issuance and sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus.

(n) The Company represents and agrees that, unless it obtains the prior consent of the Agents, and each Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(d), the Agents are authorized to use the information with respect to the final terms of the applicable Securities in communications conveying information relating to the applicable offering of Securities to investors. Any such free writing prospectus consented to by the Company and the Agent(s) is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; provided, however, that any such treatment shall not convert a Permitted Free Writing Prospectus that would not otherwise constitute an Issuer Free Writing Prospectus into an Issuer Free Writing Prospectus solely due to such treatment. Any Permitted Free Writing Prospectus shall be considered to be an Issuer General Use Free Writing Prospectus unless otherwise agreed to by the Company and the Agents.

SECTION 4. Payment of Expenses.

The Company will pay (i) the costs incident to its authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection, (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement, any new registration statement and any amendments and exhibits thereto, (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act, (iv) the costs of furnishing to the Agents copies of the Registration Statement filed and each amendment and post-effective amendment thereof (including exhibits), any preliminary prospectus, Permitted Free Writing Prospectus or Prospectus, any supplement to the Prospectus and any documents incorporated by reference in any of the foregoing documents, (v) the fees and disbursements of the Trustee and its counsel, (vi) the cost of any filings with the Financial Industry Regulatory Authority, Inc., in respect of the Securities, (vii) the fees and disbursements of counsel to the Company, (viii) any fees payable to rating agencies in connection with the rating of the Securities, (ix) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in this Agreement and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Securities as an investment (including reasonable fees and expenses of counsel for the Agents in connection therewith), and (x) all other costs and expenses incident to the Company’s performance of its obligations under this Agreement.

In addition, the Company agrees to pay the reasonable fees and disbursements of Sidley Austin LLP, counsel for the Agents in connection with the sale of the Securities.

SECTION 5. Conditions of Obligations.

The obligations of an Agent to solicit offers to purchase the Securities will be subject to the continued accuracy of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no order shall have been issued by the Commission suspending or preventing the use of the General Disclosure Package or any prospectus, and no proceedings for such purpose shall be pending before or threatened by the Commission and any request by the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.

(b) At the Closing Date, the Agents shall have received the opinion, dated as of the delivery date thereof, of Counsel of PACCAR and the Company, in form and substance reasonably satisfactory to the Agents and their counsel, to the effect that:

(i) PACCAR has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and the Company has been duly incorporated, is validly existing as a corporation, and is active under the laws of the State of Washington.

(ii) The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(iii) The Company is duly qualified and in good standing as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify and be in good standing would materially adversely affect its business or financial condition.

(iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus and the shares of issued and outstanding capital stock set forth therein have been duly authorized and validly issued and are fully paid and non-assessable and are owned, of record and beneficially, by PACCAR, free and clear of any mortgage, pledge, lien, claim or encumbrance except as described in the General Disclosure Package and the Prospectus.

(v) Such counsel does not know of any litigation or any governmental proceeding pending or threatened against the Company which would affect the subject matter of this Agreement or which is required to be disclosed in the Statutory Prospectus or the Prospectus and is not disclosed and fairly summarized therein.

(vi) Such counsel does not know of any contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which are required to be filed by the Exchange Act or the rules and regulations of the Commission thereunder as exhibits to any document incorporated by reference in the Prospectus, which have not been filed as exhibits to the Registration Statement or to such document incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act.

(vii) The Company is not in violation of its corporate charter or bylaws or, to the best of such counsel’s knowledge after due inquiry, in default under any material agreement, indenture or instrument, the effect of which violation or default would be material to the Company.

(viii) The execution, delivery and performance of this Agreement, and compliance by the Company with the provisions of the Securities and the Indenture, will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument known to such counsel after due inquiry, or result in a violation of the corporate charter or bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, or its properties, the effect of which conflict, lien, charge, encumbrance, default or violation would result in a material adverse change in the business, properties, financial condition, results of operations, management or prospects of the Company or on the Company’s ability to perform its obligations under, and consummate the transactions contemplated by, this Agreement, the Indenture or the Securities; and, except as may be required by the Act, the Trust Indenture Act, the Exchange Act or state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the failure to obtain which consent, authorization or order to make which filing or registration would result in a material adverse change in the business, properties, financial condition, results of operations, management or prospects of the Company or on the Company’s ability to perform its obligations under, and consummate the transactions contemplated by, this Agreement, the Indenture or the Securities.

(ix) The Registration Statement and the Prospectus (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder, and the documents incorporated by reference in the Registration Statement, the Prospectus and, if this opinion is required by an agreement by an Agent to purchase Notes as principal, the General Disclosure Package (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; such counsel shall also confirm that no facts have come to the attention of such counsel that gives such counsel reason to believe that, as of the applicable effective date, the Registration Statement or any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus or any amendment or supplement thereto, as of its date and, if this opinion is required by an agreement by an Agent to purchase Notes as principal, as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, if this opinion is required by any agreement by an Agent to purchase Notes as principal, that the General Disclosure Package as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) At the Closing Date, the Agents and the Company shall have received the opinion, dated as of the date of delivery thereof, of Perkins Coie LLP, counsel for the Company, in form and substance reasonably satisfactory to the Agents and their counsel, to the effect that:

(i) The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of the Notes,” “Special Provisions Relating to Foreign Currency Notes” and “Description of Securities,” in each case insofar as the statements purport to describe the provisions of documents and laws referred to therein, are accurate in all material respects.

(ii) The Indenture is qualified under, and complies in all material respects as to form with, the Trust Indenture Act.

(iii) The Registration Statement has become effective under the Act. To the knowledge of such counsel, (a) no stop order suspending effectiveness of the Registration Statement has been issued under the Act, and no proceedings for this purpose are pending or threatened by the Commission, and (b) no order of the Commission challenging the accuracy or adequacy of any document incorporated by reference in any Prospectus has been issued, and no proceedings for this purpose are pending or threatened by the Commission.

(iv) Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement, the Prospectus or any documents incorporated by reference therein or in any General Disclosure Package, each of the Registration Statement and the Prospectus (except that no opinion need be expressed as to the financial statements, financial schedules and other financial information contained therein or that part of the Registration Statement that constitutes the Form T-1) appear on its face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations, and each of the documents incorporated by reference in the Registration Statement, the Prospectus and, if this opinion is required by an agreement by an Agent to purchase Notes as principal, the General Disclosure Package (except that no opinion need be expressed as to the financial statements, financial schedules and other financial information contained therein) appear on its face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(v) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company.

(vi) The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, other laws relating to creditors’ rights generally or by general equity principles).

(vii) The Securities are in a form contemplated by the Indenture and have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment therefor in accordance with this Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, other laws relating to creditors’ rights generally or by general equity principles).

(viii) The information in the Registration Statement, the General Disclosure Package and the Prospectus under “United States Federal Income Taxation,” to the extent that it constitutes matters of law, summaries of legal matters, has been reviewed by us and is correct in all material respects; and our opinion set forth under “United States Federal Income Taxation” is confirmed.

(ix) Such counsel shall also confirm that although such counsel assumes no responsibility for the factual accuracy, completeness or fairness of any statements (other than as set forth in paragraphs (i) and (viii) above and subject to the assumptions, exclusions and qualifications set forth in such counsel’s opinion) made in (a) the Registration Statement or any amendment or supplement thereto, (b) the General Disclosure Package or any amendment or supplement thereto, (c) the Prospectus or any amendment or supplement thereto, or (d) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto, nothing has come to such counsel’s attention that caused such counsel to believe that:

a.

the Registration Statement or any amendment or supplement thereto (except for the financial statements, financial schedules and other financial information included therein and that part of the Registration Statement that constitutes the Form T-1, as to which such counsel makes no statement) at the time the Registration Statement or such amendment or supplement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

b.

if this opinion is required by any agreement by an Agent to purchase Notes as principal, the General Disclosure Package (except for the financial statements, financial schedules and other financial information included therein, as to which such counsel makes no statement) as of the Applicable Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

c.

the Prospectus (except for the financial statements, financial schedules and other financial information included therein, as to which such counsel makes no statement) as of its date and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) At the Closing Date, the Agents shall have received the opinion, dated as of the delivery date thereof, of Sidley Austin LLP, counsel to the Agents, in form and substance satisfactory to the Agents. In addition, at each Settlement Date with respect to any applicable Terms Agreement to which one or more Agents is a party, if called for by such Terms Agreement, such Agent or Agents shall have received the opinion, dated as of the delivery date thereof, of Sidley Austin LLP, counsel to the Agents, in form and substance satisfactory to such Agent or Agents.

(e) On or prior to the Closing Date, the Agents shall have been furnished such other documents, certificates and opinions as they may reasonably request for the purpose of enabling them or Sidley Austin LLP, counsel for the Agents, to determine the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

(f) At each Closing Date, the Agents shall have received a certificate of the President, a Vice President, the General Manager, the Treasurer or the Controller of the Company to the effect that, to the best of such officer’s knowledge, the conditions set forth in Section 5(a) and (h) have been satisfied, and as to the continued accuracy of the representations and warranties of the Company set forth herein.

(g) The Company has furnished to the Agents on the Closing Date a letter of Ernst & Young LLP, addressed to the Agents and dated the Closing Date, confirming that they are independent auditors within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as of a date not more than three business days prior to the date of such letter), the conclusions and findings of such accountants with respect to such financial information and other matters as reasonably requested by the Agents.

(h) No order suspending the sale of the Securities in any jurisdiction designated pursuant to Section 3(i) hereof shall have been issued, and no proceeding for that purpose shall have been instituted or, to the knowledge of the purchasing Agent or the Company, shall be contemplated.

All opinions, letters, evidences and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Sidley Austin LLP, counsel to the Agents.

If any conditions specified in this Section shall not have been fulfilled in all material respects, the agency of any Agent under this Agreement may be terminated by such Agent by notice to the Company at any time on or prior to the Closing Date, and such termination shall be without liability of either the Company or such Agent, except with respect to any unpaid commission then owing to such Agent by the Company and except that Sections 3(h), 4, 7, 9 and 13 hereof shall remain in effect.

SECTION 6. Additional Covenants of the Company.

The Company covenants and agrees that:

(a) Each acceptance by the Company of an offer for the purchase of Securities through an Agent, and each delivery of Securities to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Securities relating to such acceptance, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

(b) Each time that (1) the Registration Statement or the Prospectus shall be amended or supplemented or the Company files with the Commission any document incorporated by reference into the Prospectus (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining interest rates, interest payment dates or maturities of the Securities or a change in the principal amount of Securities remaining to be sold or similar changes or a supplement to the Prospectus in the form previously furnished to the Agents relating to a sale of securities otherwise than through an Agent) or (2) (if required pursuant to the terms of a Terms Agreement) the Company sells Securities to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to each Agent promptly a certificate of the President, a Vice President, the General Manager, the Treasurer or the Controller of the Company to the effect that the statements contained in the certificate referred to in Section 5(f) hereof which was last furnished to such Agent are true and correct at the time of such amendment or supplement or filing (or the Settlement Date), as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that any certificate furnished or caused to be furnished pursuant to clause (1) of this paragraph shall be at the option of the Company.

(c) Each time that (1) the Registration Statement or the Prospectus shall be amended or supplemented or the Company files with the Commission any document incorporated by reference into the Prospectus (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining interest rates, interest payment dates or maturities of the Securities remaining to be sold or similar changes or a supplement to the Prospectus in the form previously furnished to the Agents relating to the sale of securities otherwise than through an Agent) or (2) (if required pursuant to the terms of a Terms Agreement) the Company sells Securities to an Agent pursuant to a Terms Agreement, the Company shall cause to be furnished promptly to each Agent and its counsel the written opinion or opinions of Counsel of PACCAR and the Company, and/or, at the option of the Company, of Perkins Coie LLP, dated the date of delivery of such opinion or opinions, of the same tenor as the opinions referred to in Sections 5(b) and 5(c) hereof, but modified as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion or opinions; provided, however, that in lieu of such opinion or opinions, counsel may furnish a letter to the effect that the Agents may rely on a prior opinion of such counsel which was to the same effect as the opinion in lieu of which such letter is given to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance); provided, further, that any opinion or opinions caused to be furnished pursuant to clause (1) of this paragraph shall be at the option of the Company.

(d) Each time that (1) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or the Company files with the Commission any document incorporated by reference into the Prospectus which contains additional financial information or (2) (if required pursuant to the terms of a Terms Agreement) the Company sells Securities to an Agent pursuant to a Terms Agreement, the Company shall cause Ernst & Young LLP promptly to furnish each Agent a letter, dated the date of filing of such amendment, supplement or document with the Commission or the Settlement Date, as the case may be, in form satisfactory to each Agent, of the same tenor as the letter referred to in Section 5(g) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Ernst & Young LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of an Agent, should be covered by such letter; provided, further, that any letter caused to be furnished pursuant to clause (1) of this paragraph shall be at the option of the Company.

SECTION 7. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Agent, each person, if any, who at the written request of such Agent and with the consent of the Company is participating with such Agent as the Company’s agent in the distribution of the Securities who is an “underwriter” within the meaning of Section 2(11) of the Act with respect to the distribution of the Securities (the “Participants”) and each director, officer, affiliate or other person, if any, who controls such Agent or any Participant within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Agent or such Participant or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, Issuer Free Writing Prospectus, General Disclosure Package or any Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Agent, each such Participant, and each such controlling person for any legal and other expenses reasonably incurred, as they are incurred, by it in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Registration

Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for inclusion therein; and provided, further, that this indemnity agreement shall not inure to the benefit of any Agent, any Participant, or any director, officer or other person, if any, controlling such Agent or any Participant, on account of any loss, claim, damage, liability or action arising from the sale of Securities to any person by such Agent or such Participant if (i) prior to the Applicable Time for such Securities, the Company shall have notified such Agent that the Issuer Free Writing Prospectus or the General Disclosure Package has been amended, that such amendment is a material change and that such Agent must use such amended Issuer Free Writing Prospectus or General Disclosure Package, in lieu of the prior Issuer Free Writing Prospectus or General Disclosure Package, and, prior to the Applicable Time for such Securities, the Company shall have filed such amended Issuer Free Writing Prospectus or General Disclosure Package with the Commission, (ii) such amended Issuer Free Writing Prospectus or General Disclosure Package was conveyed to such Agent sufficiently in advance of the Applicable Time so that such amended Issuer Free Writing Prospectus or the General Disclosure Package could have been conveyed to such person prior to the Applicable Time, (iii) such amended Issuer Free Writing Prospectus or General Disclosure Package (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such person prior to the Applicable Time, and (iv) such amended Issuer Free Writing Prospectus or General Disclosure Package would have cured the defect giving rise to such losses, liabilities, costs or claims. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or any Participant or any controlling person.

(b) Each Agent shall severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Registration Statement, or any Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal and other expenses reasonably incurred, as they are incurred, by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to the Company or any of its directors, officers or controlling persons.

(c) Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ a separate counsel and one local counsel to represent such indemnified party who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section if, in the reasonable judgment of the indemnified party, it is advisable for such indemnified party to be represented by separate counsel, but the fees and expenses of such counsel or such local counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action or additional or different defenses such that the counsel retained by the indemnifying party to defend the indemnified party in such action cannot adequately represent the interests of the indemnified party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expense of such separate counsel shall be paid by the indemnifying party. An indemnifying party shall not be liable for any claim or action settled without its consent, which consent may not be unreasonably withheld or delayed but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section shall for any reason (other than as specified herein) be unavailable to an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party from the offering of the Securities, the relative fault of the indemnified party and the indemnifying party with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and an Agent on the other with respect to an offering shall be determined in light of the relation of the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company to the total commissions received by the Agent with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by an Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Securities were offered by it to the public exceeds the amount of any damages which it shall have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Each Agent represents for purposes of Sections 7(a) and 7(b) that it has received a copy of the form of Prospectus the Company proposes to file with the Commission with respect to the Securities and that the Agent will be soliciting offers to purchase the Securities (subject to the conditions hereof) for sale as described therein.

SECTION 8. Assistance by the Agents.

Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by the Agent and accepted by the Company, but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason.

SECTION 9. Representations, Warranties and Agreements to Survive Delivery.

All representations and warranties of the Company and the Agents contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination of this Agreement or any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Securities.

SECTION 10. Termination.

(a) Termination of this Agreement. This Agreement shall terminate when the Agents shall have been advised by the Company that all of the Securities have been sold and the purchase price therefor has been paid and the Securities delivered to the purchasers thereof. This Agreement may be terminated (except with respect to offers to purchase Securities which have been accepted by the Company or a Terms Agreement has been executed) for any reason, at any time, by either the Company or such Agent, upon the giving of one day’s written or telegraphic notice of such termination to the other.

(b) Termination of a Terms Agreement. An Agent may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets or any material interruption in the clearance and settlement systems in the United States or, if such Securities are denominated and/or payable in, or indexed to, one or more foreign currencies, in the international financial markets, or any outbreak or escalation of hostilities or other calamity or crisis or any change or development or event involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange or the NASDAQ Global Select Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Securities are denominated or payable, or (iv) if the rating assigned by any NRSRO to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to such Agent’s attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(c) General. In the event of a termination of this Agreement, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the fourth paragraph on Section 2(a) hereof, (ii) if at the time of termination (A) an Agent shall own any Securities purchased pursuant to a Terms Agreement with the intention of reselling them or (B) an offer to purchase any of the Securities has been accepted by the Company but the time of delivery to the purchaser or his agent of the Security or Securities relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Securities are so resold or delivered, as the case may be, and (iii) the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 7 hereof, and the provisions of Sections 9 and 13 hereof shall remain in effect.

SECTION 11. Notices.

Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed as set forth below their respective signatures hereto. Notices to the Company shall be directed to it as follows: PACCAR Financial Corp., 777 106th Avenue N.E., Bellevue, Washington 98004, Attention: Treasurer.

SECTION 12. Parties.

This Agreement shall inure to the benefit of and be binding upon the several Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors of their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, are arm’s-length commercial transactions between the Company, on the one hand, and the Agent(s), on the other hand, (ii) in connection with the offerings contemplated hereby and the process leading to such transaction, each Agent is and has been acting solely as a principal and is not the agent (except to the extent expressly set forth herein) or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offerings contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to any offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent(s) and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Agent has provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. TRIAL BY JURY.

Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW; FORUM.

THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY AGAINST ANY AGENT IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK.

SECTION 16. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder

SECTION 17. GENERAL PROVISIONS.

This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

Please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

PACCAR Financial Corp.

By:
Name:
Title:

By:
Name:
Title:

Distribution Agreement Signature Page

Accepted:

MUFG SECURITIES AMERICAS INC.

By:
Name:
Title:

MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor
New York, NY 10020
Attn.: Capital Markets Group
Phone: (212) 405-7440
Fax: (646) 434-3455

Distribution Agreement Signature Page

BNP PARIBAS SECURITIES CORP.

By:
Name:
Title:

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, NY 10019
Attn.: Debt Capital Markets
Email: DL.US.Syndicate.Support@us.bnpparibas.com

Distribution Agreement Signature Page

BOFA SECURITIES, INC.

By:
Name:
Title:

BofA Securities, Inc. 114 W 47th Street
NY8-114-07-01
New York, NY 10036
Facsimile: (646) 855-5958
Attention: High Grade Transaction Management/Legal

Distribution Agreement Signature Page

ING FINANCIAL MARKETS LLC

By:
Name:
Title:

By:
Name:
Title:

ING Financial Markets LLC 1133 Avenue of the Americas, 10th Floor
New York, NY 10036
Attn.: Debt Capital Markets / Syndicate
Telephone: (646) 424-7503

Distribution Agreement Signature Page

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

J.P. Morgan Securities LLC 383 Madison Avenue
New York, NY 10179
Attn.: Medium-Term Note Desk
Fax: (212) 834-6081

Distribution Agreement Signature Page

MIZUHO SECURITIES USA LLC

By:
Name:
Title:

Mizuho Securities USA LLC 1271 Avenue of the Americas
New York, NY 10020
Facsimile: (212) 205-7812
Attention: Debt Capital Markets

Distribution Agreement Signature Page

PNC CAPITAL MARKETS LLC

By:
Name:
Title:

PNC Capital Markets LLC 300 Fifth Avenue, 10th Floor
Pittsburgh, PA 15222
Facsimile: (412) 762-2760
Attention: Debt Capital Markets, Fixed Income Transaction Execution

Distribution Agreement Signature Page

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

RBC Capital Markets, LLC
Brookfield Place 200 Vesey Street, 8th Floor
New York, NY 10281
Telephone: (212) 618-7706
Attention: DCM Transaction Management

Distribution Agreement Signature Page

SANTANDER US CAPITAL MARKETS LLC

By:
Name:
Title:

Santander US Capital Markets LLC 437 Madison Avenue
New York, NY 10022
Facsimile: (212) 407-0930
Email: DCMAmericas@santander.us
Attention: Debt Capital Markets

Distribution Agreement Signature Page

SG AMERICAS SECURITIES, LLC

By:
Name:
Title:

SG Americas Securities, LLC 245 Park Avenue
New York, NY 10167
Attention: High Grade Syndicate Desk
Telephone: (855) 881-2108
Email: us-glfi-syn-cap@sgcib.com

Distribution Agreement Signature Page

SMBC NIKKO SECURITIES AMERICA, INC.

By:
Name:
Title:

SMBC Nikko Securities America, Inc. 277 Park Avenue, 5th Floor
New York, NY 10172
Attention: Debt Capital Markets
Collect: (212) 224-5135
Email: prospectus@smbcnikko-si.com

Distribution Agreement Signature Page

TD SECURITIES (USA) LLC

By:
Name:
Title:

TD Securities (USA) LLC 1 Vanderbilt Avenue, 11th Floor
New York, NY 10017
Attn: DCM - Transaction Advisory
Email: ustransactionadvisory@tdsecurities.com

Distribution Agreement Signature Page

U.S. BANCORP INVESTMENTS, INC.

By:
Name:
Title:

U.S. Bancorp Investments, Inc. 214 North Tryon Street, 26th Floor
Charlotte, NC 28202
Attn.: Investment Grade Syndicate
Fax: (877) 774-3462

Distribution Agreement Signature Page

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor
Charlotte, NC 28202
Attention: Transaction Management
Facsimile: (704) 410-0326
Email: tmgcapitalmarkets@wellsfargo.com

Distribution Agreement Signature Page

Exhibit A

The following terms, if applicable, shall be agreed to by the purchasing Agent and the Company pursuant to each Terms Agreement:

Principal Amount: $_____________

 (or principal amount of foreign currency)

Interest Rate:

If Fixed Rate Security, Interest Rate:

If Floating Rate Security:

Interest Rate Basis or Bases:

If CMT Rate:

___ Reuters Page FRBCMT

___Reuters Page FEDCMT

If Reuters Page FEDCMT:

__ Weekly Average

__ Monthly Average

Initial Interest Rate:

Initial Interest Reset Date:

Spread or Spread Multiplier, if any:

Interest Rate Reset Date(s):

Index Maturity:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Interest Rate Reset Period:

Interest Payment Period:

Interest Payment Date(s):

Interest Determination Date(s):

Calculation Date:

Calculation Agent:

If Redeemable:

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction:

If Repayable at Option of Holder:

Optional Repayment Date:

Date of Maturity:

Purchase Price: _____%

Settlement Date and Time:

A-1

Settlement Details:

Currency of Denomination:

Denominations (if currency is other than U.S. dollars):

Currency of Payment:

Exchange Rate Agent:

Additional Terms:

Also, agreement as to whether the following will be required:

Officer’s Certificate pursuant to Section 5(f) of the Distribution Agreement

Legal Opinions pursuant to Section 5(b), (c) and (d) of the Distribution Agreement

Comfort Letter pursuant to Section 5(g) of the Distribution Agreement

Other sales prior to Settlement Date pursuant to Section 3(l) of the Distribution Agreement

A-2

Schedule A

As compensation for the services of the Agents hereunder, the Company shall pay each Agent, on a discount basis, a commission for the sale of each Security sold through such Agent equal to the principal amount of such Security multiplied by the appropriate percentage set forth below:

Maturity Range of Notes	Percentage of Principal Amount
Less than 1 year	Negotiated at time of sale

From 1 year to less than 2 years	0.100%

From 2 years to less than 3 years	0.150%

From 3 years to less than 4 years	0.200%

From 4 years to less than 5 years	0.270%

From 5 years to less than 7 years	0.350%

From 7 years to less than 10 years	0.415%

From 10 years to less than 15 years	0.450%

Beyond 15 years	To be agreed upon by the Company and the Agent at the time of sale.

Sch. A-1